THE BEAR STEARNS FUNDS

                               DEALER AGREEMENT
                             ___________________


Bear, Stearns & Co. Inc. ("Bear Stearns") has entered into a distribution agreement (the "Distribution Agreement"), dated February 22, 1995, as amended, with The Bear Stearns Funds (the "Trust") in which Bear Stearns has agreed to act as distributor (the "Distributor") of shares of each series ("Series") of the Trust. For purposes of this Agreement, the term ("Shares") shall mean the authorized shares of the relevant Series (or "Class" thereof) of the Trust. This Dealer Agreement shall herein be referred to as the "Agreement." For purposes of this Agreement, "Bear Stearns" shall mean Bear, Stearns & Co. Inc. in our capacity as Distributor.

      1. Role of Bear Stearns. Pursuant to the Distribution Agreement, we have agreed to use our best efforts to make arrangements for securities dealers ("Authorized Dealers") which can make the representation set forth in
Section 6 of this Agreement to solicit from the public orders to purchase Shares. This will confirm our mutual agreement as to the terms and conditions applicable to your participation as an Authorized Dealer. You understand (a) that we may, at any time at our option, act as an Authorized Dealer, (b) that we are seeking to enter into this Agreement in counterparts with you and certain other securities dealers, which also may act as Authorized Dealers, (c) that, except as we may otherwise agree with you, we may enter into agreements (which may or may not be the same as this Agreement) with other Authorized Dealers, (d) that the Trust and we may modify, suspend, terminate or withdraw entirely the offering of Shares at any time without giving notice to you pursuant to Section 16 and without incurring any liability or obligation to you, (e) that we may, upon notice, change the public offering price, sales load, or dealer allowance or modify, cancel or change the terms of this Agreement, and (f) we shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. All purchases of Shares from, and redemptions of Shares by, the Trust shall be effected through us acting on behalf of the Trust. You understand that we shall have no obligation to sell Shares to you at such times as we are not acting as Distributor for the Shares.

      2.    Role of Authorized Dealers.  (a)    As an Authorized Dealer, you
shall have no obligation to purchase or sell or to solicit the purchase or sale of Shares. As, when and if you determine to purchase Shares or you receive a customer order for the purchase of Shares and you determine to accept such order, you shall comply with the procedures for the purchase of Shares set forth in the relevant Prospectus and Statement of Additional Information (the "SAI") as most currently amended or supplemented. The procedure relating to the handling of orders shall be subject to such further instructions as we shall forward to you in writing from time to time.

      (b) You agree to offer Shares to the public at the then-applicable public offering price and subject to the minimum investment amount set forth in the relevant Prospectus and SAI, subject to any waivers or reductions of sales load (the "Sales Load") or dealer allowances (the "Dealer Allowances") as described in the relevant Prospectus and SAI as amended from time to time. Any amendment to a Prospectus and SAI which affects the Sales Load, Dealer Allowances, waivers or discounts shall not affect the Sales Load, Dealer Allowances, discounts or waivers with respect to sales on which orders have been accepted by us prior to the date of notice of such amendment. Your placement of an order for Shares after the date of any notice of such amendment shall conclusively evidence your agreement to be bound thereby. The Trust and Bear Stearns reserve the right to modify any minimum investment requirements, subsequent investment requirements, the manner in which Shares are offered and the Sales Load rates applicable to future purchase of Shares. You also acknowledge that the amounts charged to the public upon purchase or redemption of Shares may include such transaction fees ("Transaction Fees") as may be described in the relevant Prospectus and SAI. In addition, you may make available Shares through a "no transaction fee" program, to the extent permitted in the relevant Prospectus and SAI. Bear Stearns shall make a reasonable effort to notify you of any redetermination or suspension of the public offering price of any shares, but Bear Stearns shall be under no liability for failure to do so. Reduced Sales Loads also may be available as a result of a cumulative discount or pursuant to a right of accumulation as set forth in the relevant Prospectus and SAI. You agree to advise us promptly as to the amounts of any sales made by you to the public qualifying for reduced Sales Loads.

      (c) You agree to purchase Shares from us only to cover purchase orders already received from your customers, or for your own bona fide investment. You will not withhold placing with us orders received from your customers so as to profit yourself or your customers as a result of such withholding. All orders for Shares are subject to acceptance or rejection by Bear Stearns or the Trust in the sole discretion of either.

      (d) In purchasing Shares through us, you shall rely solely on the representations contained in the relevant Prospectus and SAI and any advertising or supplemental sales material that we provide to you. You agree not to use other advertising or sales material relating to the Series, unless approved in writing by us in advance of such use. We will indemnify you and hold you harmless as to any representations made in the then-current Prospectus, SAI and any other supplemental material which we supply to you and you have not altered. You will not furnish to any person any information relating to the Shares, the Trust, any Series or us that is inconsistent with information contained in the relevant Prospectus and SAI, or any printed information issued by the Trust or us as information supplemental to such Prospectus and SAI or cause any advertisement to be published or posted without our consent and the consent of the Trust.

      (e) In all sales of Shares to the public, you shall act as dealer for your own account, whether as agent or principal. Nothing herein shall be deemed to constitute you or any other Authorized Dealer as agent for the Trust, us, or any other Authorized Dealer. You agree not to act as our agent and not to claim to act as our agent or as agent of any of the foregoing. You shall be deemed to be an independent contractor and you shall have no authority to act for or represent the Trust. You will not act as an "underwriter" or "distributor" of Shares, as those terms are used in the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder.

      You agree to buy Shares only through us and not from any other source and to sell Shares only to us, as the Trust's redemption agent, and not to any other purchaser.

      (f) You agree to accept orders for the redemption of Shares and to transmit to the Trust such orders and all additional material required to complete the redemption as described in the relevant Prospectus and SAI.

      (g) You agree that we shall have full authority to act upon your express instructions to repurchase or exchange Shares through us on behalf of your customers under the terms and conditions provided in the relevant Prospectus and SAI. You agree to hold us, our parent company, subsidiaries, affiliates and their respective officers, directors, employees and agents harmless as a result of any action taken with respect to authorized repurchases or exchanges upon your express instructions.

      (h) Neither we, our affiliates nor any of the Series shall be liable for any loss, expense, damages, costs or other claim arising out of any redemption or exchange pursuant to telephone instructions from any person or our refusal to execute such instructions for any reason.

      3.    Compensation.  (a)      You will be entitled to receive that
portion of the Sales Load allocated to Authorized Dealers as set forth in the relevant Prospectus and SAI in connection with purchases of Shares effected by or through you. You acknowledge that the relevant Prospectus and SAI will set forth a description of waivers or reduction of the Sales Load in certain cases and you hereby waive such portion of the Sales Load otherwise allocated to you. We will promptly remit or cause to be remitted to you, by wire transfer of same day funds to an account you shall designate, that portion of the Sales Load or Transaction Fees, if any, to which you are entitled, after deduction of the portion allocated to us, which was received by us and not yet paid to you.

      (b) If payment in Federal Funds is not received by the third business day after the execution of the order, Bear Stearns reserves the right, without any notice, to cancel the sale and to hold you responsible for any loss, including loss of profits, suffered by Bear Stearns or by the Trust resulting from such failure.

      4. Orders and Payment for Shares. Upon receipt from you of any order to purchase Shares and, if a new account, receipt of a fully executed Account Information Form, we shall confirm such order to you in writing or by wire to be followed by a confirmation in writing. If any such orders are faxed to the Transfer Agent, they must be transmitted no later than 4:00 p.m. Eastern Time. Any faxes sent to the Transfer Agent must be followed with a phone call to confirm receipt. Additional instructions may be forwarded to you from time to time. Payment for Shares ordered from us shall be made in Federal Funds and must be received by the Trust's Transfer Agent, within three business days of a receipt and acceptance by us of an order. You agree that before transmitting investors' funds, you will comply with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      5. Blue Sky Registration. The Trust has registered an indefinite number of Shares under the Securities Act. Upon application by you, we shall inform you as to any advice received by us concerning the jurisdictions in which the Shares have been registered for offer or sale or are exempt under the securities or blue sky laws of such jurisdictions, but we assume no obligation or responsibility as to your right to offer or sell Shares in any jurisdiction (other than under the federal laws of the United States). You agree to offer shares only in those states in which the Shares are registered for offer or sale or exempt under the securities or blue sky laws of such state. You acknowledge that you will not offer or sell Shares outside the United States, its territories or its possessions, in contravention of the laws of such foreign jurisdictions.

      6. Representations, Warranties and Undertakings. You represent and warrant to and undertake that:

      (a)   You are familiar with Securities Act Release No. 4968 (April 24,
1969), Rule 15c2-8 under the Exchange Act, Section 4(3) of Securities Act and
Section 24(d) of the Investment Company Act relating to the distribution and delivery of preliminary and final prospectuses and will comply therewith.
You will deliver thereafter to any customer whose Shares you are holding as record holder copies of the annual and interim reports and proxy solicitation materials relating to the Shares.

      (b) You agree to keep an accurate record of distributions (including dates, number of copies and persons to whom sent) of copies of any Prospectus (and any SAI) for each Series of the Trust (or any amendment or supplement) and, promptly upon request by Bear Stearns, to bring all subsequent changes to such Prospectus to the attention of anyone to whom such material shall have been distributed. You further agree to furnish to persons who receive a confirmation of sale of shares of any Series of the Trust a copy of the relevant Prospectus for such Series of the Trust filed pursuant to Rule 497 under the Securities Act. You further agree to furnish a copy of the relevant SAI to anyone who requests it within three business days of your receipt of the request.

      (c) You will make all reasonable efforts to obtain proxies from such purchasers whose Shares you are holding as record holder. Additional copies of a Series' Prospectuses, SAI, annual or interim reports, proxy solicitation materials and any other printed information supplemental to such material will be supplied as reasonably requested.

      (d) You are a broker-dealer registered with the Securities and Exchange Commission (the "SEC") and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or, in the alternative, you are a foreign dealer or bank, not required to be registered as a broker-dealer with the SEC and not required or eligible to be a member of the NASD.

      (e) You agree that in making sales of one or more Classes of Shares of each Series of the Trust, you will take full responsibility for the suitability and proper supervision of mutual fund recommendations, solicitations and sales to your customers and to ensure that your customers are aware of the advantages and disadvantages of selecting one class of Shares over other classes of Shares and are aware of the different methods of mutual fund financing. If you are an NASD member, you will comply with all applicable rules of the NASD, including without limitation, rules pertaining to the opening, approval, supervision and monitoring of customer accounts, the NASD's Interpretation with Respect to Free-Riding and Withholding and Sections 2730, 2740 and 2750 of the NASD's Conduct Rules. If you are an unregistered foreign dealer or bank, you agree not to offer or sell, or to agree to offer or sell, directly or indirectly, any shares to any party to whom such shares may not be sold (unless the seller is so registered and a member of the NASD), and in making sales of such shares you agree to comply with the NASD's

Interpretation with Respect to Free-Riding and Withholding and Sections 2730, 2740 and 2750 of the NASD's Conduct Rules as though you were a member in good standing of the NASD and to comply with Section 2420 of such Conduct Rules as it applies to a nonmember broker or dealer in a foreign country. You agree to abide by all other Rules and Regulations of the NASD, including Section 2830 of its Conduct Rules, and all applicable state and federal laws, rules and regulations. Your acceptance also constitutes a representation that you have been duly authorized by proper corporate or partnership action to enter into this Agreement and to perform your obligations hereunder. You will not accept any orders from any broker, dealer or financial institution that is purchasing Shares from you with a view toward distribution unless you have obtained such person's or entity's written consent to be bound by the terms of this Agreement.

      (f) You shall not directly or indirectly offer, adopt, implement, conduct or participate in (or permit any of your affiliates or any officer, director, employee, partner or shareholder of you or any affiliate to directly or indirectly offer, adopt, implement, conduct or participate in) any program, plan, arrangement, advice or strategy that we or the Trust deem to be harmful to the shareholders of a Series or potentially disruptive to the management of the Series, including without limitation, any activity involving market timing, programmed transfer, frequent transfer and similar investment programs, whether involving a single investor or group of investors and whether conducted under powers of attorney or otherwise (as the case may be, a "Disruptive Activity.") We reserve the right to cancel any order for Shares, or, at out option, sell the Shares ordered back to a Series if we determine in our sole discretion that such transaction may have been undertaken pursuant to a Disruptive Activity without any responsibility or liability on our part or on the part of the Series, and you will be responsible for any loss, including loss of profit, suffered by the Series resulting therefrom. No concessions will be due and payable in connection with any such transaction, and upon demand you will promptly remit to us any concessions previously paid in connection with such transaction. You will use your best efforts to cooperate with us to identify and prevent Disruptive Activities.

      (g) You undertake to comply, with respect to your offering of Shares to the public pursuant to this Agreement, with all applicable provisions of the Securities Act, the Exchange Act, the Investment Company Act, the rules and regulations under these Acts, any applicable state laws and with applicable rules of the NASD.

      (h) You represent, warrant and undertake that any compensation payable to you hereunder (i) will be disclosed to your customers; (ii) will be authorized by your customers; (iii) will not result in an excessive fee to you; and (iv) will not result in any "prohibited transaction" under the Employee Retirement Income Security Act of 1974, as amended. In addition, if an issue relating to a Class' 12b-1 Plan (as defined below) is submitted for shareholder approval, you will vote any Shares held for your own account in the same proportion as the vote of the Shares held by your customers on such issue. You further represent that in effecting the purchase or redemption of Shares in accordance with the terms of this Agreement: (i) you shall act solely as agent for the account of your customer; (ii) purchases or redemptions of Shares shall be initiated solely upon the instruction and order of your customer; (iii) the customer will have full beneficial ownership of any Shares purchased upon its authorization and order; and (iv) all transactions shall be for the account of the customer and under no circumstances for your account, and shall be without recourse to you. Under no circumstances will you make any oral or written representations to the contrary.

      (i) You agree that you will maintain adequate policies and procedures in compliance with applicable laws and regulations to protect against money laundering. At least annually, you will send us a written certification that you are in compliance with such policies procedures.

      7. l2b-1 Plan. Those Series or Classes set forth as having a l2b-1 Plan have adopted a plan pursuant to Rule l2b-1 under the Investment Company Act (a "12b-1 Plan") as described in the relevant Prospectus and SAI. To the extent you provide services of the type contemplated by a 12b-1 Plan, you may be entitled to receive compensation from us as set forth in that Plan. To the extent that you are entitled to receive compensation under this Agreement pursuant to a 12b-1 Plan, such compensation shall be payable to you only to the extent that we receive funds therefor from the Trust. We shall provide quarterly reports to the Trust's Board of Trustees reports of the amounts expended pursuant to the 12b-1 Plans and the purposes for which such expenditures were made. In addition, you shall furnish us with such other information as shall reasonably be requested by the Board of Trustees of the Trust with respect to the fees paid to you pursuant to this Agreement.

      8. Shareholder Servicing Plan. Those Series or Classes set forth as having a Shareholder Servicing Plan have adopted such plan as described in the relevant Prospectus and SAI. To the extent that you provide services of the type contemplated by the Shareholder Servicing Plan, you may be entitled to receive compensation from us as set forth in that Plan. Such services may include: (i) establishing and maintaining accounts and records relating to shareholders; (ii) processing dividend and distribution payments from the Trust on behalf of shareholders; (iii) providing information periodically to shareholders showing their positions in shares and integrating such statements with those of other transactions and balances in shareholders' other accounts serviced by such financial institution; (iv) arranging for bank wires; (v) responding to shareholder inquiries relating to the services performed; (vi) responding to routine inquiries from shareholders concerning their investments; (vii) providing sub-accounting with respect to shares beneficially owned by shareholders, or the information to the Trust necessary for sub-accounting; (viii) if required by law, forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to shareholders; (ix) assisting in processing purchase, exchange and redemption requests from shareholders and in placing such orders with our service contractors; (x) assisting shareholders in changing dividend options, account designations and addresses; (xi) providing shareholders with a service that invests the assets of their accounts in shares pursuant to specific or pre-authorized instructions; and (xii) providing such other similar services as the Trust or the Distributor may reasonably request to the extent you are permitted to do so under applicable statutes, rules and regulations. To the extent that you are entitled to receive compensation under this Agreement pursuant to a Shareholder Servicing Plan, such compensation shall be payable to you only to the extent that we receive funds therefor from the Trust.

      9.    Indemnification.

      (a) We agree to indemnify and hold harmless you, your officers, directors, employees and agents, and any of their control persons, from and against any losses, claims, damages and liabilities or expenses (including reasonable fees of counsel) to which any such person or entity may become subject insofar as such losses, claims, damages, liabilities or expense (or actions in respect thereof) arise out of or are based on upon (a) any untrue statement or alleged untrue statement of material fact contained in the registration statement of any Series (including any Prospectus or SAI) or any amendment or supplement thereto or in any sales material, or to the extent it arises out of or is based on the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

      (b) You agree to indemnify and hold harmless us, the Trust, and any of their officers, directors, employees and agents, and any of their control persons, from and against any losses, claims, damages and liabilities or expenses (including reasonable attorneys fees) to which any such person or entity may become subject insofar as such losses, claims, damages, liabilities or expense (or actions in respect thereof) arise out of or are based on upon (i) any breach of any representation, warranty or undertaking contained in this Agreement; or (ii) any negligent or willful act or omission in connection with your services under this Agreement.

      (c)   This paragraph shall survive the termination of this agreement.

      10.   NSCC Indemnity - Shareholder and House Accounts.

      (a) In consideration of the Distributor liquidating, exchanging and/or transferring uncertificated Shares for your customers without the use of original or underlying documentation supporting such instructions (e.g. a signed stock power or signature guaranty), you hereby agree to indemnify the Distributor and the Trust against any losses, including reasonable attorney's fees, that may arise from such liquidation, exchange and/or transfer of uncertificated Shares upon your direction. This indemnification shall apply only to the liquidation, exchange and/or transfer of uncertificated Shares in shareholder and house accounts executed as wire orders transmitted via NSCC's Fund/SERV system. You represent and warrant to the Trust and the Distributor that all such transactions shall be authorized by your customers.

      (b) This indemnification shall not apply to any losses (including attorneys fees) caused by the Distributor or the Trust to comply with any of your instructions governing any of the above transactions, or any negligent act or omission of the Distributor or the Trust, or any of their directors, trustees, officers, employees or agents. All transactions shall be settled upon your confirmation through NSCC transmission to the Distributor.

      (c)   This paragraph shall survive the termination of this Agreement.

      11.   Continuation and Termination.

      (a) The provisions of this Agreement relating to 12b-1 Plans and Shareholder Servicing Plans shall continue in effect for a period of more than one year from the date hereof only so long as such continuance of the form of this agreement is specifically approved at least annually in a manner prescribed in Rule 12b-1 or in such 12b-1 Plan or Shareholder Servicing Plan.

      (b) This Agreement may be terminated, with respect to one or more Series, without penalty, by either of us, upon written notice to the other party. Such cancellation shall be effective upon receipt of such notice.

      (c) This Agreement may also be terminated without payment of any penalty by the vote of (i) a majority of the "outstanding voting securities" (as defined in the Investment Company Act), or (ii) a majority of the Trustees of the Trust who are not "interested persons" of the Trust (as defined in the Investment Company Act) and who have no direct or indirect financial interest in the operation of the 12b-1 Plans.

      (d) The portions of this Agreement relating to payment under 12b-1 Plans or Shareholder Servicing Plans shall terminate with respect to any Series by any act that terminates the Series' 12b-1 Plan or Shareholder Servicing Plan, respectively.

      (e) This Agreement shall terminate automatically in the event of its assignment or if our Distribution Agreement with the Trust terminates.

      12. Insurance. You shall maintain appropriate insurance and fidelity bond coverage as shall be reasonably necessary in light of your obligations under this Agreement.

      13. Representations to Survive. The agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement will remain in full force and effect, to the extent permitted by applicable law, regardless of any investigation made by or on behalf of us or any Authorized Dealer. The provisions of Sections 6 and 9 of this Agreement shall survive the offer and sale of the Shares and the termination or cancellation of this Agreement, to the extent permitted by applicable law.

      14. No Association. Nothing herein contained constitutes an agreement to become partners with you or with any other Authorized Dealer, but you shall be liable for your proportionate share of any tax, liability or expense based on any claim arising from the sale of Shares under this Agreement. We and you hereby agree that there is no intent to form a partnership, and agree not to take any position inconsistent with that intent. We shall not be under any liability to you, except for obligations expressly assumed by us in this Agreement and liabilities under Section 11(f) of the Securities Act, and no obligations on our part shall be implied or inferred herefrom.

      15. Recordkeeping. You will maintain all records required by law to be kept by you relating to transactions in the Shares and, upon request by the Trust, promptly make such of these records available to the Trust as the Trust may reasonably request in connection with its operations.

      16. Notices. Notices hereunder shall be deemed to have been duly given if delivered by hand or facsimile (a) if to you, at your address or facsimile number set forth below and (b) if to us, to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179,

Attention: Frank J. Maresca or, in each case, such other address as may be notified to the other party.

      17. Amendments. We may modify this Agreement at any time by written notice to you. The first order placed by you subsequent to the giving of such notice shall be deemed to be acceptance by you of the modification described in such notice.

      18. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      19. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the Rules of the New York Stock Exchange, Inc. Such arbitration shall be commenced within one year after the cause of action forming the basis of the controversy or claim accrued. The arbitration shall be conducted in New York, New York before three arbitrators, all of whom shall be from the securities industry. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

      20. Privacy. We shall consider nonpublic personal financial information relating to your consumers or customers that you provided to us, or that we retain to perform our duties as the Distributor, to be confidential information. We shall not disclose or otherwise use nonpublic personal financial information relating to present or former shareholders of the Trust other than for purposes for which that information was disclosed to us, including use under an exception contained in Section 248.14 or Section
248.15 of Securities and Exchange Commission Regulation S-P, in the ordinary course of business to carry out those purposes. We shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers.

       21. Severability. If any provision of this Agreement is or becomes inconsistent with any applicable law or rule, the provision will be deemed rescinded or modified to the extent necessary to comply with such law or rule. In all other respects, this agreement will continue in full force and effect.

      22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same document.

      Please confirm your agreement by signing and returning to us the two enclosed duplicate copies of this Agreement. Upon our acceptance hereof, the Agreement shall constitute a valid and binding contract between us. After our acceptance, we will deliver to you one fully executed copy of this Agreement.

                                    Very truly yours,

                                    BEAR, STEARNS & CO. INC.

                                    By:___________________________
                                          Name: __________________
                                          Title: ___________________


Confirmed:


______________________________
(Name of Authorized Dealer)
Date:

By:___________________________
      (Authorized Signature)

  Name: ____________________
  Title: _____________________


______________________________
Street Address

______________________________
City  State             Zip

______________________________
Facsimile No.

______________________________
Telephone No.

______________________________
Telex No.

______________________________
Firm Taxpayer Identification No.

                   BEAR STEARNS FUNDS DEALER PROFILE SHEET

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1.     Has signed dealer agreement been sent to distributor? Yes __or No __ Date
       Sent:______

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2.     Dealer name:_____________________________________________________________

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3.     Dealer address:__________________________________________________________

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4.     Dealer contact:__________________________________________________________

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5.     Dealer phone number & fax number:________________________________________

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                  QUESTIONS PRECEDED BY ** RELATE TO FUND\SERV
          IF NOT A FUND\SERV PARTICIPANT, PLEASE SKIP TO QUESTION #10
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**6.    Is the dealer using Fund\Serv?     Yes ____  or No____

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**7.   Is the dealer using networking?     Yes ____  or No____
       If yes, when would they like to receive position files? Choices are:
       ____ 1st & 3rd Friday ____ 2nd & 4th Friday ____ 1st & 3rd Thursday
       ____ 2nd & 4th Thursday

       Please note:      Any additional position files are on an as requested
       basis. Please contact Broker services
       at the 800 number listed below.

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**8.   If using networking, indicate network
       level:_____________________________________________

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**9.   If another dealer is clearing for them, what is the other dealer's name:

                         ________________________________________________

       Address:    ________________________________________________
                   ________________________________________________
                   ________________________________________________

       NSCC number:_____________________________________________________________
       Alpha
       indicator:_______________________________________________________________
       Network
       level:___________________________________________________________________
       Contact
       name:____________________________________________________________________
       Contact phone: Area Code:(_____) ___________________

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10.    What is the address of the main office for mailing purposes of commission checks? (MAIN OFFICE ONLY)

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11.    Will statements go to main office or branch?  Main Office ____ Branch

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12.    Omnibus account? Yes _________    or No_________

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 Completed fact sheet to be forwarded with signed Selected Dealer Agreement to:

                       Bear Stearns Asset Management Inc.
                                   27th Floor
                               383 Madison Avenue
                               New York, NY 10179

      Any questions regarding the completion of this form, please contact
                         Eric Tepper at (212) 272-2782
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